EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-4, No. 333-123333, Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 33-59349; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115608; Form S-8, No. 333-115609; and Form S-8, No. 333-124189) of Sprint Corporation, and in the related Prospectuses, of our report dated March 10, 2005 with respect to the consolidated balance sheet of Sprint Corporation and subsidiaries (the Company) as of December 31, 2004, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders’ equity for the year ended December 31, 2004, and the related financial statement schedule, and our report dated March 10, 2005, with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of Sprint Corporation.

/s/ KPMG LLP
KPMG LLP

Kansas City, Missouri

April 25, 2005